UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

FEBRUARY 16, 2024
Date of Report (date of earliest event reported)
Beyond, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-41850	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way
Midvale, Utah 84047
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BYON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Chairman of the Board of Beyond

On February 16, 2024, the Board of Directors (the “Board”) of Beyond, Inc. (“Beyond”) appointed Marcus Lemonis to serve as the Executive Chairman of the Board of Beyond, effective February 20, 2024. Mr. Lemonis joined the Board of Beyond on October 2, 2023, and has served as Chairman of the Board since December 10, 2023.

In connection with Mr. Lemonis’ commencement of service as Chairman of the Board in December 2023, the Compensation Committee of the Board and the Board considered the compensation package for Mr. Lemonis. Following deliberation, the Board determined that his compensation package for his role as Chairman of the Board, and commencing February 20, 2024, as Executive Chairman, would be comprised entirely of performance-based stock options with rigorous stock price hurdles to clearly align his compensation with the creation of meaningful, long-term stockholder value above the trading price of Beyond’s common stock at the time Mr. Lemonis first joined the Board. The performance-based stock option award to Mr. Lemonis is being granted to him for his services as Executive Chairman and will be a stand-alone award and will not be granted under Beyond’s 2005 Equity Incentive Plan. Mr. Lemonis will not receive any guaranteed compensation, whether in the form of cash or equity compensation, nor will he receive the cash or equity compensation paid to other non-employee members of the Board under Beyond’s non-employee director compensation program.

Beyond has created a performance-based stock option award for Mr. Lemonis that incentivizes him to not only continue to lead the company over the long term, but also to realize significant value for Beyond’s stockholders. On February 20, 2024, the Board granted to Mr. Lemonis, the “Executive Chairman Performance Award,” which is a stock option award that recognizes the large potential that Beyond’s Board believes could be achievable under Mr. Lemonis’ leadership. The closing price of Beyond’s common stock on the date that Mr. Lemonis was appointed to the Board, October 2, 2023, was $15.04, and the closing price of Beyond’s Common Stock on February 16, 2024 was $25.89, an approximately 72% increase.

The Executive Chairman Performance Award consists of stock options to purchase up to 2,250,000 shares of Beyond common stock with exercise prices and vesting conditions that represent ambitious stock price growth milestones above the trading price of Beyond common stock at the time Mr. Lemonis joined the Board. As a result, the Executive Chairman Performance Award will have value only in the event Beyond’s stock price equals or exceeds the stock price hurdles as follows:

•$45.00 Stock Price Hurdle: 500,000 of the stock options granted to Mr. Lemonis (“Tranche 1”) have an exercise price of $45.00 per share and will only vest if the average per-share closing price of Beyond’s common stock over any 20 consecutive trading day period following the grant date but prior to the second anniversary of the grant date equals or exceeds $45.00, subject to continued service through the vesting date.

•$50.00 Stock Price Hurdle: 750,000 of the stock options granted to Mr. Lemonis (“Tranche 2”) have an exercise price of $50.00 per share and will only vest if the average per-share closing price of Beyond’s common stock over any 20 consecutive trading day period following the grant date but prior to the third anniversary of the grant date equals or exceeds $50.00, subject to continued service through the vesting date.

•$60.00 Stock Price Hurdle: 1,000,000 of the stock options granted to Mr. Lemonis (“Tranche 3”) have an exercise price of $60.00 per share and will only vest if the average per-share closing price of Beyond’s common stock over any 20 consecutive trading day period following the grant date but prior to the fourth anniversary of the grant date equals or exceeds $60.00, subject to continued service through the vesting date.

Each tranche will also be subject to a minimum time vesting condition. The Compensation Committee and the Board granted the Executive Chairman Performance Award after a deliberate review process, in which the Compensation Committee and the Board received advice from a leading independent compensation consultant, as well as discussions with Mr. Lemonis, who otherwise recused himself from the Board’s deliberations.

At Mr. Lemonis’ request, the Executive Chairman Performance Award will be subject to stockholder approval. As a result, at the 2024 annual meeting of stockholders, the Board will recommend that Beyond’s stockholders approve the Executive Chairman Performance Award. In the event the stockholders do not approve the Executive Chairman Performance Award at the 2024 annual meeting, the Executive Chairman Performance Award will be forfeited.

To the extent one or more of the price hurdles have been achieved but the time-vesting condition has not yet been achieved, the earned portion of the Executive Chairman Performance Award will vest in the event Mr. Lemonis is removed as Executive Chairman of the Board without cause or is not nominated for reelection at any annual meeting of stockholders, or in the event of his death or disability. In addition, the Executive Chairman Performance Award will vest upon a change in control of Beyond to the extent a price hurdle is achieved based on the stock price at the time of the change in control. It is not currently expected that Mr. Lemonis will receive any new equity awards during the performance period of the Executive Chairman Performance Award, except where deemed appropriate by the Board.

The foregoing discussion of the proposed Executive Chairman Performance Award to be submitted for stockholder approval at Beyond’s 2024 annual meeting of stockholders is qualified in its entirety by the description of the Executive Chairman Performance Award and the form of award agreement to be included in Beyond’s definitive proxy statement to be filed with respect to such annual meeting.

Item 7.01. Regulation FD Disclosure

On February 20, 2024, Beyond, issued a press release announcing the appointment described above.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01 and the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of Beyond’s filings under the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and the Exchange Act. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements about the grant of, and the expected terms of, the proposed Executive Chairman Performance Award described herein. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Beyond’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2023, as updated by Beyond’s Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 31, 2023, and in our subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated February 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Chief Legal Officer
Date:	February 20, 2024

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